 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 14, 2023 (February 10, 2023)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other Jurisdiction
of Incorporation)

033-90866	25-1615902
(Commission File No.)	(I.R.S. Employer Identification No.)

30 Isabella Street Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	WAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2023, as part of its periodic review of corporate governance matters and in connection with the new Securities and Exchange Commission rules regarding “universal” proxy cards, the Board of Directors (the “Board”) of Westinghouse Air Brake Technologies Corporation (the “Company”) approved an amendment and restatement of the Company’s Amended and Restated Bylaws (as amended and restated, the “Amended Bylaws”), effective as of such date. The amendments, among other things:

•
update the procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of proposals, including to address rules related to the use of “universal” proxy cards adopted by the Securities and Exchange Commission under new Rule 14a-19 and information to be provided in connection with a stockholder director nomination or submission of non-Rule 14a-18 proposals;

•	require that a stockholder soliciting proxies from other stockholders use a proxy card color other than white;

•	address authority of the chair to adjourn meetings of stockholders; and

•	make various conforming, clarifying, technical, and non-substantive changes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Bylaws, which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01.  Other Events.

On February 14, 2023, the Board authorized an increase of the amount available under its existing share repurchase program such that $750 million is available to purchase outstanding shares of the Company’s common stock.  Under the share repurchase program, the Company intends to repurchase shares through the open market or otherwise, including, without limitation, through an accelerated share repurchase, pursuant to the terms of a Rule 10b5-1 plan, in privately negotiated transactions and round lot or block transactions.

Also on February 14, 2023, the Board declared a dividend payable on March 10, 2023 to holders of record of the Company’s common stock on February 24, 2023.  Additionally, the Company announced that the quarterly dividend paid on the Company’s common stock will be increased by 13% to 17 cents per share.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Westinghouse Air Brake Technologies Corporation (as amended on February 10, 2023).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ David L. DeNinno
David L. DeNinno
Executive Vice President, General Counsel and Secretary

Date: February 14, 2023